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                                                                      EXHIBIT 99

January 9, 2002

Mr. Thomas J. Shaw
President and CEO
Retractable Technologies, Inc.
511 Lobo Lane
Little Elm, TX  75068

Dear Mr. Shaw:

On November 30, 2001 I filed Form 144 to notify the Securities and Exchange Commission that I intended to sell up to 140,000 shares of RVP stock. As of the date of this letter I have sold 8,000 shares which I reported in a Form 4 filed on November 30, 2001. I have decided not to sell any additional shares at this time. If I determine to sell any more shares in the future, I will file a new Form 144.

Please make any filings or appropriate disclosures you feel might be necessary with regard to my current decision.

Thank you for your prompt assistance in this matter.

Sincerely,



/s/ Lillian E. Salerno

Lillian E. Salerno